IROQUOIS GAS TRANSMISSION SYSTEM

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

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                                TABLE OF CONTENTS


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

                                                                                                           Page

 1.      Definitions                                                                                          2

         1.1  Completion Date                                                                                 2
         1.2  Day                                                                                             2
         1.3  Month                                                                                           2
         1.4  Year                                                                                            2
         1.5  Party                                                                                           3
         1.6  Partnership                                                                                     3
         1.7  Operator                                                                                        3

 2.      Relationship of the Parties                                                                          3

         2.1  Appointment as Operator                                                                         3
         2.2  Operator's Authority to Execute Contracts                                                       3

 3.      Operator's Design, Construction, Operation, Maintenance, and Administration Responsibilities         4

         3.1  Operator's Responsibilities                                                                     4
         3.2  Operator's Authority to Construct Certain Facilities                                           10
         3.3  Operator's Authority to Perform Unbudgeted Maintenance and                                     10
              Repairs
         3.4  Operator's Right to Request Instructions From Management                                       11
              Committee
         3.5  Operator's Subcontract                                                                         11

 4.      Employees, Consultants and Subcontractors                                                           13

         4.1  Operator's Employees, Consultants and Contractors                                              13
         4.2  Affiliates of Operator or Partners                                                             14
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

         4.3  Standards for Operator and its Employees                                                       14
         4.4  Non-Discrimination                                                                             15

 5.      Financial and Accounting                                                                            15

         5.1  Accounting and Compensation                                                                    15
         5.2  Budgets                                                                                        16
         5.3  Disputed Charges                                                                               17
         5.4  Rate Reviews                                                                                   18
         5.5  Audit and Examination                                                                          18

 6.      Agent                                                                                               20

         6.1  Agent                                                                                          20

 7.      Intellectual Property                                                                               20

         7.1  Inventions and Copyrights                                                                      20
         7.2  Confidentiality                                                                                20
         7.3  License to Operator                                                                            21

 8.      Indemnification, Claims, Insurance and Liability                                                    22

         8.1  Operator's Indemnity                                                                           22
         8.2  Claims                                                                                         22
         8.3  Insurance                                                                                      24
         8.4  Limitation of Liability                                                                        26

 9.      Term                                                                                                26

         9.1  Term                                                                                           26

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                                       ii

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
 10.     Termination                                                                                         27

         10.1 Removal of Operator                                                                            27
         10.2 Continuing Default by Partnership                                                              28
         10.3 Additional Events of Termination                                                               28
         10.4 Operator's Costs, Expenses and Actions Upon Termination                                        30

 11.     Survival of Obligations                                                                             30

 12.     Accounting and Taxes                                                                                31

         12.1 Consistent with Partnership Agreement                                                          31

 13.     Law of the Contract and Arbitration                                                                 31

         13.1 Law of the Contract                                                                            31
         13.2 Arbitration                                                                                    32

 14.     Force Majeure                                                                                       34

         14.1 Effect of Force Majeure                                                                        34
         14.2 Nature of Force Majeure                                                                        34
         14.3 Non-Force Majeure Situations                                                                   35
         14.4 Resumption of Normal Performance                                                               36
         14.5 Strikes and Lockouts                                                                           36

 15.     General                                                                                             37

         15.1 Effect of Agreement                                                                            37
         15.2 Notices                                                                                        37
         15.3 Counterparts                                                                                   38
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
         15.4 Headings                                                                                       38
         15.5 Waiver                                                                                         38
         15.6 Assignability                                                                                  39
         15.7 References to Money                                                                            40
         15.8 Severability                                                                                   40
         15.9 Third Persons                                                                                  41
         15.10 Laws and Regulatory Bodies                                                                    41
         15.11 Remedies Cumulative                                                                           41
         15.12 Conflicts                                                                                     41
         15.13 Approval of Partnership or Management Committee                                               41
         15.14 Operator's Office                                                                             42
         15.15 Section Numbers                                                                               42
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                            OPERATING AGREEMENT

              This Agreement entered into as of the 28th day of February, 1997, by and between Iroquois Gas Transmission System, L.P., a Delaware limited partnership ("Partnership"), and Iroquois Pipeline Operating Company, a Delaware corporation ("IPOC").

                                   WITNESSETH:

              WHEREAS, the Partnership and IPOC are parties to an Operating Agreement initially entered into by their predecessors in interest as of the 10th day of January 1989, as amended by the First and Second Amendments (the "Original Operating Agreement");

              WHEREAS, the Partnership and IPOC now desire to restate the Original Operating Agreement to incorporate the First and Second Amendments and to further amend the Original Operating Agreement as reflected herein;

              WHEREAS, the Partnership and IPOC desire to continue under this Operating Agreement (this "Agreement") the contractual relationship established under the Original Operating Agreement and to terminate the original Operating Agreement as of the effective date of this Agreement;

              WHEREAS, pursuant to Section 9.8 of the Iroquois Gas Transmission System, L.P. Limited Partnership Agreement ("Partnership Agreement"), the Partnership has designated IPOC to manage the design, construction, operation, maintenance, and administration of the Iroquois Gas Transmission System, L.P.; and

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              WHEREAS, IPOC is willing and able to assume such responsibilities on the terms and conditions set forth below;

              NOW THEREFORE, in consideration of the representations, covenants and premises hereinafter set forth, the Parties agree as follows:

1.            Definitions.

              As used in this Agreement, the definitions used in the Partnership Agreement shall, except as specifically provided herein, have the same meanings in this Agreement. In addition, the following words and terms shall have the meanings set forth herein:

               1.1 Completion Date. The date on which the construction of the Facilities is completed.

               1.2 Day. A period of twenty-four (24) consecutive hours commencing at 8:00 a.m. Eastern Standard Time.

               1.3 Month. A period of time beginning on the first Day of a calendar month and ending at the same time on the first Day of the next succeeding calendar month.

               1.4 Year. Each twelve (12) Month period beginning on the first Day of a calendar year and ending on the first Day of the next calendar year, provided that the last contract year shall end at the end of the term


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                    provided in Section 9.1 of this Agreement, unless extended by mutual agreement between Partnership and Operator.


               1.5 Party. Partnership or Operator and "Parties" shall mean both Partnership and Operator.



               1.6 Partnership. The Iroquois Gas Transmission System, L.P. and any successor entities thereto.


               1.7 Operator. Iroquois Pipeline Operating Company and any successor entities thereto.


2.             Relationship of the Parties.


               2.1 Appointment as Operator. Upon and subject to the terms and conditions of this Agreement, Partnership has appointed Iroquois Pipeline Operating Company as the Operator of Partnership to act as Operator hereunder, and Iroquois Pipeline Operating Company has accepted such appointment and agreed to act pursuant to the provisions of the Partnership Agreement, the terms of which are incorporated herein by reference.

               2.2 Operator's Authority to Execute Contracts. Subject to any procedures established and approved by the Management Committee and to the prior approval of the Management Committee with respect to those


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                    matters enumerated in Sections 9.2.6 and 9.2.7 of the
                    Partnership Agreement, contracts relating to Partnership business may be executed by Operator on behalf of Partnership. Copies of all contracts entered into by Operator which affect the Partnership or the Facilities shall be provided to Partnership. Operator shall have the authority to execute, on behalf of the Partnership and without further approval of the Management Committee, (i) Gas Transportation Contracts for Firm Reserved Service for a term not to exceed one year that do not require for their performance the construction of an Incremental Expansion but will instead be performed using otherwise existing and available capacity; (ii) Gas Transportation Contracts for Interruptible Service; (iii) Capacity Release Agreements;
                    (iv) Gas Transportation Contracts with Replacement Shipper; and (v) Park and Loan Service Contracts, in each case conforming to the pro forma contracts set forth in the tariff approved by FERC for the Partnership's Facilities.


3. Operator's Design, Construction, Operation, Maintenance, and Administration Responsibilities.

                3.1 Operator's Responsibilities. Section 9.2.6(h) of the
                    Partnership Agreement permits Partnership to change the authority and responsibility delegated to the Operator under this Section 3 of this Agreement. It is understood and agreed that any such change made by

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                    the Partnership pursuant to such Section 9.2.6(h) of the
                    Partnership Agreement shall be effective and binding on the Operator under this Agreement thirty (30) days after notice of such change is given to the Operator provided, however, that all costs, expenses and liabilities incurred by Operator in implementing, or as a result of, such change shall be reimbursable costs under Section 5 of this Agreement. Subject to (i) the prior approval of the Management Committee with respect to those matters enumerated in Sections 9.2.6 and 9.2.7 of the Partnership Agreement (unless otherwise specifically provided therein), and (ii) prior budget authorizations by the Management Committee pursuant to Section 5.2 of this Agreement, the Operator shall have the general responsibility for the day-to-day management of the design, construction, operation, maintenance, and administration of the Facilities as set forth herein:


                    3.1.1 Provide the day-to-day management, supervision, operating and maintenance services, administrative liaison and related services to Partnership, including but not limited to legal, accounting, engineering, construction, repair, replacement, operational planning, budgeting, technical services, insurance administration, tax services, and regulatory matters.

                    3.1.2 Prepare, file and prosecute applications for regulatory and governmental authority required by the Partnership, make

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                           periodic filings required of the Partnership by
                           governmental or regulatory agencies having jurisdiction. Operator shall have the authority to prepare, file and prosecute, on behalf of the Partnership and without further approval of the Management Committee, tariff compliance filings and to accept regulatory approvals if the terms of such approvals do not vary materially from the authorization(s) sought in the related regulatory applications.

                    3.1.3 Prepare financing plans for the Partnership (but not for the individual Partners) and negotiate for Financing Commitments, if any, to be entered into by the Partnership for the construction of the Facilities; provided, however, that each Partner shall be entitled to be present and to participate in such negotiations.

                    3.1.4 Maintain accurate and itemized accounting records in accordance with Required Accounting Practice for design, planning, construction, operation and maintenance of the Facilities, together with any information reasonably required by Partnership relating to such records.





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                    3.1.5  Prepare proposed budgets and schedules for the review and approval of Partnership pursuant to Section 5.2 of this Agreement.

                    3.1.6  Prepare the financial statements set forth in Section
                           8.5 of the Partnership Agreement.

                    3.1.7 Cause the Facilities to be designed and constructed in accordance with the requirements of all federal, state, or other governmental agencies having jurisdiction, including but not limited to the requirements of the United States Department of Transportation set forth in 49 CFR Part 192, and in accordance with sound and prudent natural gas pipeline industry practices and provide or cause to be provided such appropriate supervisory, audit, administrative, technical and other services as may be required.

                    3.1.8 Prepare tax returns required of the Partnership and pay such taxes as are required and approved to be paid by Partnership.

                    3.1.9 Maintain custody of such funds, notes, drafts, acceptances, commercial paper and other securities belonging to Partnership; keep funds belonging to Partnership on deposit in one or more banking institutions selected by the Management Committee as

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                           provided in Section 8.9 of the Partnership Agreement;
                           and disburse such funds.

                    3.1.10 Recommend to the Partnership and negotiate service
                           agreements with counsel, Certified Public
                           Accountants, and financial and other consultants to be retained by the Partnership. The General Counsel of the Operator shall, upon advice to the Chairman of the Management Committee and without further approval of the Management Committee, be authorized to retain counsel for services to be performed at a cost of no more than $50,000 annually.

                    3.1.11 Supervise and administer Gas Transportation Contracts in accordance with Partnership's service agreements and tariff, including, but not limited to, preparation and collection of all bills for services rendered thereunder.

                    3.1.12 As soon as practicable after the end of each month
                           subsequent to the Completion Date, Operator shall furnish Partnership with a statement showing total volumes and Btu content of the gas delivered into and from the Facilities during the preceding month, the volumes and Btu content of gas consumed or lost in operations during the preceding month, and each Shipper's


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                           proportionate share of all such volumes, together
                           with all applicable gas volume statements and Btu analyses.

                    3.1.13 Make reports to and consult with the Management
                           Committee regarding all duties, responsibilities and actions of the Operator under this Agreement in the form and at the times reasonably requested by the Management Committee.

                    3.1.14 Except as otherwise provided by applicable laws or
                           governmental regulations or as otherwise directed by the Partnership, retain all charts, records, books of account, Partnership tax returns, plans, designs, studies and reports and other documents related to the design, construction, operation, maintenance and administration of the Facilities for a period of three (3) years from the date of completion of the activity to which such records relate.

                    3.1.15 Prepare and negotiate in the name of the Partnership rights-of-way, land in fee, permits and contracts necessary for construction, operation and maintenance of the Facilities; resist the perfection of any involuntary liens against Partnership property and, to the extent permitted by law, hold Partnership property free of all involuntary liens.




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                    3.1.16 Make immediate reports to Partnership of all
                           non-routine occurrences that the Operator determines may have a significant adverse impact upon the operation of the Facilities and make a follow-up report at an appropriate time on the response to each non-routine occurrence.

                    3.1.17 Perform such other duties as are reasonably requested by the Management Committee or as are necessary or appropriate to discharge Operator's responsibilities under this Agreement.

               3.2 Operator's Authority to Construct Certain Facilities. Operator is authorized to develop and construct, on behalf of the Partnership and without further approval of the Management Committee, Incremental Expansions or other capital facilities which (i) do not exceed in any one instance a cost of one million dollars ($1,000,000); (ii) will be constructed pursuant to the Partnership's blanket certificate; and (iii) have been included in the most recent budget approved by the Management Committee pursuant to
                    Section 5.2 of this Agreement.

               3.3 Operator's Authority to Perform Unbudgeted Maintenance and Repairs. Operator is authorized to perform maintenance and repairs to the Facilities which have not been included in the most recent budget approved by the Management Committee pursuant to Section 5.2 of this


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                    Agreement, provided that the total cost of all such
                    unbudgeted maintenance and repairs in any of the Partnership's fiscal years shall not exceed $100,000 or the amount permitted under Section 5.2 of this Agreement, whichever is greater. Operator is authorized to make emergency maintenance and repairs to the Facilities at any time irrespective of budget authorization. Operator shall give prompt written notice to the Partnership of the nature, extent and cost of such emergency maintenance and/or repairs.

               3.4 Operator's Right to Request Instructions From Management Committee. Operator may at any time, if it reasonably deems it to be necessary or appropriate, request instructions from the Management Committee with respect to any matter contemplated by this Agreement and may defer action thereon pending the receipt of such instructions. Operator shall be fully protected in acting in accordance with the instructions of the Management Committee or in omitting to act pending the receipt of such instructions, and shall have no liability for any act in good faith in compliance therewith, or for its good faith failure to act pending receipt thereof.

               3.5 Operator's Subcontract. Operator and Tennessee Gas Pipeline Company ("Tennessee") have executed an Agreement with Respect to Iroquois Gas Transmission System, L.P. ("Tennessee Subcontract"), pursuant to

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                    which Tennessee has assumed responsibility for performing
                    certain of the duties and obligations delegated by Partnership to Operator under this Agreement. Any replacement or substitute subcontract with Tennessee or any other entity shall, prior to its execution and as a condition thereto, be approved by the Management Committee. All costs, liabilities and expenses incurred by Operator under the Tennessee Subcontract, and all costs, liabilities and expenses incurred by Operator under any replacement or substitute subcontract approved by the Management Committee ("Approved Substitute Subcontract"), shall be reimbursable costs pursuant to Section 5 of this Agreement.

                    Partnership further agrees that Operator shall not be liable in any manner for any default under this Agreement which results in whole or in part, directly or indirectly from a default by Tennessee under the Tennessee Subcontract, or by any substitute subcontractor under an Approved Substitute Subcontract. In the event of a default by Operator under this Agreement which results in whole or in part, directly or indirectly from a default by Tennessee under the Tennessee Subcontract, or by any substitute subcontractor under an Approved Substitute Subcontract, Operator hereby assigns to Partnership any rights which Operator may have under the Tennessee Subcontract or the Approved Substitute


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                    Subcontract (as the case may be) to seek and receive damages from Tennessee or the substitute subcontractor (as the case may be) in connection with such default.

                    Partnership further acknowledges and consents to the assignment by Operator to Tennessee in the Tennessee Subcontract and/or to a substitute subcontractor in an Approved Substitute Subcontract of certain of Operator's rights to receive payments from Partnership under this Agreement in the event of a default by Operator under the Tennessee Subcontract or Approved Substitute Subcontract which results in whole or in part, directly or indirectly from a default by Partnership under this Agreement.

4.             Employees, Consultants and Contractors.


               4.1 Operator's Employees, Consultants and Contractors. Operator shall employ or retain and have supervision over the Persons (including consultants and professional service or other organizations) required by Operator to perform its duties and responsibilities hereunder in an efficient and economically prudent manner. Operator shall pay all reasonable expenses in connection therewith, including compensation, salaries, wages, overhead and administrative expense incurred by Operator and its Affiliates, and, if applicable, social security taxes,

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                    workers' compensation insurance, retirement and insurance
                    benefits and other such expenses. The compensation for Operator's employees shall be determined by Operator. All authorized expenses pursuant to this Section shall be reimbursable costs under Section 5 of this Agreement.

               4.2 Affiliates of Operator or Partners. The Operator shall be authorized to utilize, as it deems necessary, the services of its corporate Affiliates, provided that such services are utilized on terms materially no less favorable to the Partnership than those prevailing at the time for comparable services of unaffiliated independent Parties. The Operator shall also be authorized to utilize, as it deems necessary, the services of independent contractors, including the services of any Partner's corporate Affiliates, provided that the services of any such corporate Affiliate are utilized on terms materially no less favorable to the Partnership than those prevailing at the time for comparable services of unaffiliated independent parties, and the Operator shall negotiate contracts for such services and execute the same.

               4.3 Standards for Operator and its Employees. Operator shall perform its services and carry out its responsibilities hereunder and shall require all of its employees and contractors, subcontractors, and materialmen furnishing labor, material or services for the construction and operation of the Facilities to carry out their responsibilities, in accordance with


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                    sound, workmanlike and prudent practices of the gas pipeline industry and in compliance with all relevant laws, statutes, ordinances, safety codes, regulations and rules of governmental authorities having jurisdiction applicable to the Facilities.


               4.6 Non-Discrimination. In performing under this Agreement, Operator will not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or disability, or because he or she is a disabled veteran or a veteran of the Vietnam era, and will comply with all provisions of Executive Order 11246 of September 24, 1965 and any successor order thereto, to the extent that such provisions are applicable to Operator and/or Partnership. The provisions of this Section 4.4 shall be applicable to any contractors, consultants and/or subcontractors retained in connection herewith.

5.             Financial and Accounting.

               5.1  Accounting and Compensation.


                    5.1.1 Operator shall keep a full and complete account of all costs, expenses and expenditures incurred by it on behalf of the Partnership in connection with its obligations hereunder.



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                    5.1.2  Operator shall be reimbursed by Partnership for all reasonable and proper costs, expenses and expenditures incurred by it on behalf of the Partnership in accordance with the provisions of this Agreement; provided, however, that costs incurred by the Operator under Section 8.1 of this Agreement shall not be reimbursed by the Partnership. It is the intent of the Parties that Operator shall carry out its services hereunder on a fully reimbursed basis, pursuant to the provisions of this Agreement, without profit or loss. To the extent that Operator incurs such profit or loss appropriate adjustments will promptly be made to eliminate such profit or loss. Since Operator maintains custody of Partnership funds and maintains the books and records of the Partnership, the Operator's reimbursement under this Agreement shall be made by appropriate accounting entries and Operator shall not be required to render bills or statements to the Partnership.

               5.2 Budgets. On or before each November 1, Operator shall prepare and submit for approval of the Management Committee an estimate of capital expenditures and operating income and expenses which Operator anticipates for the ensuing Year broken down into such individual line items and including such supporting documentation and data as the

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                    Management Committee may reasonably require. Except as the
                    Management Committee may otherwise direct, the budget approved by the Partnership and then in effect shall constitute authorization of Operator to incur the expenditures contained in such budget and to incur expenditures up to ten percent (10%) in excess of the amount set forth for any line item in such budget, provided that the total of all such expenditures in excess of budgeted line item amounts shall not exceed five percent (5%) of the total amount of such budget. Operator shall immediately inform the Management Committee of any facts which the Operator believes may increase or decrease any line item in the most recent budget approved by the Management Committee by ten percent (10%) or more or increase or decrease the total amount of such budget by five percent (5%) or more.

               5.3 Disputed Charges. Subject to the provisions of Section 3.5, Partnership may, within twenty-four (24) months after the expenditure, take written exception to any expenditure or any part thereof, on the ground that the same was not a reasonable, authorized and proper cost incurred by Operator on behalf of the Partnership in connection with the design, construction, operation, maintenance, or administration of the Facilities. If the amount as to which such written exception is taken or any part thereof is ultimately determined in accordance with Section 13 of this

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                    Agreement not to be a reasonable, authorized, and proper
                    expense incurred by Operator on behalf of the Partnership in connection with the design, construction, operation, maintenance, or administration of the Facilities, such amount or portion thereof (as the case may be) shall be refunded by Operator to Partnership together with interest thereon at a rate (which in no event shall be higher than the maximum rate permitted by applicable law) equal to the rate designated by Morgan Guaranty Trust Company from time to time as its prime rate, plus one percent, during the period from the date of payment by Partnership to the date of refund by Operator.

               5.4 Rate Reviews. Operator shall review from time to time the rates and fees charged for transportation services and recommend to Partnership revision in such rates and fees as necessary to reflect increased or decreased costs or other changes in the conditions of service in order to assure that all costs are reflected in the tariffs of Partnership. Operator shall have the authority to prepare, file and prosecute, on behalf of the Partnership and without further approval of the Management Committee, revisions to such rates and fees which will not affect annual revenues by more than $100,000.

               5.5 Audit and Examination. In addition to the audit responsibilities assigned by the Partnership Agreement to the Audit Committee, any Partner(s),

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                    the Partnership or their designated representatives
                    (including in the case of the Partnership representatives from each Partner), after fifteen (15) Days' notice in writing to Operator, shall have the right during normal business hours to audit or examine, at the expense of the Person (Partner(s) or Partnership) conducting the audit or examination, all books and records maintained by the Operator as well as the relevant books of account of Operator's contractors relating to the design, construction, operation, maintenance, and administration of the Facilities, provided, however, that the total number of full audits commenced in any Year shall not exceed two. Such right shall include the right to meet with Operator's internal and independent auditors to discuss matters relevant to the audit or examination. Partnership shall have two (2) Years after the close of a Year in which to make an audit of Operator's records for such Year; provided, however, that any audits relating to construction costs may be made up to twenty-four (24) Months after the Completion Date. Absent fraud or intentional concealment or misrepresentation by Operator or its employees, and except for any adjustments which may arise from FERC compliance audits, Operator shall neither be required nor permitted to adjust any item unless a claim therefor is presented or adjustment is initiated within two (2) Years after the close of the Year in which the cost was incurred,


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                    and in the absence of such timely claims or adjustments, the costs incurred shall be conclusively established as correct; provided, however, this shall not prevent adjustment resulting from physical inventory of the Facilities and other property or audit adjustments relating to construction costs incurred during the construction phase as set forth in this Section 5.5.

6.             Agent.

               6.1 Agent. In performing services pursuant to this Agreement, Operator shall be an agent of Partnership.

7.             Intellectual Property.

               7.1 Inventions and Copyrights. Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material, developed by Operator or its employees while engaged exclusively in the performance of services under this Agreement shall, unless otherwise directed, be assigned to Partnership, which shall have the exclusive right to the exploitation thereof.

               7.2 Confidentiality. Operator and Partnership shall comply with the provisions applicable to confidential information set out in Section 13.12

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                    of the Partnership Agreement, which provisions are
                    incorporated herein by reference as if set out in full.

               7.3 License to Operator. Each Partner which is a signatory to this Operating Agreement hereby grants to the Operator on behalf of the Partnership an irrevocable, royalty-free, non-exclusive and a non-assignable license to use, during the term of this Operating Agreement, any confidential information provided to the Partnership or Operator by said Partner and designated as such by the Partner, or generated by the Partnership or Operator on behalf of said Partner or Partnership during the term of the aforesaid Partnership Agreement. For purposes of this Section 7.3, confidential information shall include, but shall not be limited to, inventions (whether patented or not) and copyrighted or copyrightable material. As a condition precedent to the effectiveness of the aforesaid license to use, Operator hereby expressly agrees that it will utilize such confidential information solely in connection with the performance of its duties hereunder and further expressly agrees that it will be subject to and bound by the provisions set forth in Section 13.12 of the Partnership Agreement as if it were a Partner, which provisions are incorporated herein by reference as if set out in full. Upon termination of this operating Agreement or its removal as Operator, Operator shall return all confidential information which has been provided to it, together with all reproductions thereof in the Operator's possession, pursuant to the aforesaid license to use to the Person (Partner(s) or the Partnership) from which it obtained such confidential information.

8.             Indemnification, Claims, Litigation, Insurance and Liability.

               8.1 Operator's Indemnity. Operator shall indemnify and hold Partnership, its employees or agents harmless from and against:

                    8.1.1 all actions or failure to act by the Operator which are not within the scope of this Operating Agreement or any express direction of the Partnership;


                    8.1.2 claims for non-payment of any and all contributions, withholding deductions or taxes measured by the wages, salaries or compensation paid to Persons employed by Operator in connection herewith except for claims associated with or resulting from good faith efforts to contest such taxes.

               8.2  Claims.

                    8.2.1 Partnership will include in each Gas Transportation Contract a provision requiring the Shipper, in the absence of gross negligence or willful misconduct on the part of Operator, its officers, employees or agents, to waive any and all claims against

                           Operator, its officers, employees or agents, arising out of or in any way connected with (i) the quality, use or condition of the gas after delivery from the Iroquois system for the account of such Shipper; (ii) any losses or shrinkage of gas during or resulting from transportation pursuant to the Gas Transportation Contract; and (iii) all other claims and demands arising out of the performance of the duties of the Operator, its officers, employees or agents. Partnership will further include in each Gas Transportation Contract a provision requiring the Shipper to agree to supply Operator with a waiver of subrogation of Shipper's insurance company for all claims subject to the waiver set out in the first sentence of this Section 8.2.1.



                    8.2.2 Any and all claims, damages or causes of action against the Partnership in favor of anyone other than the Partnership or the Operator arising out of the design, construction, operation, maintenance, and administration of the Facilities which are not covered by insurance as per Section 8.3 of this Agreement shall be settled or litigated and defended by Operator in accordance with its best judgment and discretion when either (A) (i) the amount involved is less than $100,000, (ii) no injunctive or similar relief is sought, and (iii) no criminal sanction is sought; or (B) the action is one for which the Operator is required to provide indemnification pursuant to Section 8.1 of this Agreement; otherwise, such decision shall be made by the Management Committee, and any settlement or defense thereof by the Partnership shall be controlled by the Management Committee.

               8.3  Insurance.

                    8.3.1 Operator shall carry and maintain insurance which it reasonably deems adequate to protect Operator, its officers, agents and employees against all actions, claims, demands, costs and liabilities arising out of the negligence of Operator, its officers, agents and employees in connection with their good faith acts (or failure to act) within the scope of Operator's authority under this Operating Agreement. Operator shall, subject to the approval of the Management Committee, carry and maintain such other insurance for the benefit of the Partnership and Operator and require contractors, subcontractors or consultants to carry and maintain insurance deemed adequate by the Operator, as approved by the Management Committee,
                           (i) to
                           protect the Partnership and Operator and (ii) satisfy any other requirement of the law.

                    8.3.2  Insurance maintained by the Operator pursuant to
                           Section 8.3.1 of this Agreement shall be a reimbursable cost pursuant to Section 5 of this Agreement.

                    8.3.3 Operator may carry and maintain such other insurance for its own account as it may deem necessary, but in the event other insurance is carried, unless otherwise directed by the Partnership, Operator agrees to waive, and agrees to undertake in good faith to have its insurers waive, any rights of subrogation they may have against the Partnership and the individual Partners thereof, or the Affiliates of any of them, and/or their directors, officers, employees, servants or agents.

                    8.3.4 With respect to claims and losses for damage, injury or destruction of property which is a part of the Facilities, which property is covered by insurance other than insurance provided for in Section 8.3.1 of this Agreement, it is agreed that neither Operator nor the Partnership or any of its Partners shall have any rights of recovery against one another, nor against the Affiliates of each, nor the insurers of any of them, and their rights of recovery are mutually waived. All such policies of insurance purchased to cover the Facilities or any part thereof, or the operation (in any respect) of the Facilities or any part thereof, or any gas transported or handled therein, shall be endorsed properly to effectuate this waiver of recovery, provided, however, that if Partnership, any of the Partners, or Operator is unable, despite its best efforts, to obtain such an endorsement, then the other parties may waive or appropriately modify this requirement.

               8.4 Limitation of Liability. Partnership and Operator hereby agree that any claim against Partnership which may arise hereunder shall be made only against the assets of the Partnership and that all rights to proceed against the Partners and the assets of the Partners, other than their interests in the Partnership, as a result of any such claim or any obligation arising therefrom, are hereby expressly waived.

9.             Term.

               9.1 Term. The Original Operating Agreement shall terminate and this Agreement shall be effective as of February 28, 1997 and, subject to the provisions of the Partnership Agreement, shall continue until November 30, 2011, and thereafter on a year-to-year basis subject to termination by either Party upon one year's written notice to the other Party, unless sooner terminated pursuant to
                    Section 10 of this Agreement.

10.            Termination.

               10.1 Removal of Operator.

                    10.1.1 The Operator may be removed as Operator as provided in Section 9.8 of the Partnership Agreement. If the Management Committee votes to remove the Operator in accordance with such procedures, then this Agreement shall terminate upon one year's notice to the Operator after such vote and Partnership shall reimburse Operator for any unreimbursed costs incurred by Operator pursuant to Section 5.1 of this Agreement.

                    10.1.2 In the event of a material default by Operator in the performance of its obligations under this Agreement which shall have continued for a period of sixty (60) Days after written notice thereof by Partnership to Operator, Partnership may terminate this Agreement by written notice to Operator, provided, however, that no termination shall occur if: (i) Operator has initiated action to cure such material default but, despite its best efforts, has been unable to complete cure within such sixty (60) Day period and Operator's actions to complete cure are continuing in good faith beyond the end of the sixty (60) Day period, or (ii) such default results in whole or in part, directly or indirectly, from a default by Tennessee under the Tennessee Subcontract or by a substitute subcontractor under an Approved Substitute Subcontract.

               10.2 Continuing Default by Partnership. In the event of a
                    material default by Partnership in the performance of its obligations under this Agreement and the continuance of such material default for a period of sixty (60) Days after written notice thereof by Operator to Partnership, Operator may, by written notice to Partnership, terminate this Agreement, provided, however, that no termination shall occur if Partnership has initiated action to cure such material default but, despite its best efforts, has been unable to complete such cure within such sixty (60) Day period, and Partnership's actions to complete cure are continuing in good faith beyond the end of the sixty (60) Day period.

               10.3 Additional Events of Termination. In addition to termination in accordance with Sections 10.1 and 10.2, this Agreement shall terminate when:

                    10.3.1 An Affiliate of the Operator ("Operator Affiliate")
                           becomes a Withdrawn Partner under the Partnership Agreement, unless the remaining Partners vote, by 65% or more of their Percentage Interests, to retain Operator as Operator within thirty (30) Days of the date that Operator Affiliate becomes a Withdrawn Partner and Operator agrees to continue as Operator.

                    10.3.2 Operator Affiliate transfers all or substantially all of its interest in the Partnership, unless such a transfer is a transfer to an Affiliate of Operator Affiliate permitted under Sections 11.3 and 11.4 of the Partnership Agreement.

                    10.3.3 The Partnership is dissolved in accordance with
                           Sections 12.2 or 12.5 of the Partnership Agreement.

                    10.3.4 The Partnership and Operator mutually agree to
                           terminate this Agreement.

                    10.3.5 The Operator, upon one year's prior notice to the
                           Partnership, terminates this Agreement.

                    10.3.6 A court enters a decree or order for relief, unstayed on appeal or otherwise and in effect for 90 days, in an involuntary case under the federal bankruptcy laws, or any such order adjudicating the

                           Operator as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law, or the commencement by the Operator of a voluntary case under any bankruptcy or insolvency law.

               10.4 Operator's Costs, Expenses and Actions Upon Termination. In
                    addition to any costs for which Partnership may be obliged to reimburse Operator pursuant to Section 5 of this Agreement, upon any termination of this Agreement Partnership shall pay to Operator any and all costs and expenses reasonably incurred by Operator in connection with the winding up of Operator's duties as Operator and the transfer of such responsibilities and any assets of Partnership held hereunder to Partnership or any other entity as may be directed by Partnership. In the event of any such termination, Operator shall, if so directed by Partnership, transfer to Partnership, or to another entity, any and all assets of Partnership held by Operator hereunder, including but not limited to all permits, licenses, contract rights and other real and personal property, whether tangible or intangible.

11. Survival of Obligations. The termination of this Agreement shall not discharge either Party from any obligation which it owes to the other Party by reason of any transaction, commitment or agreement entered into, or any loss, cost, damage, expense or liability which shall occur or arise (or the circumstances, events or basis of which shall occur or arise) prior to such termination. It is the intent of the Parties that any obligation owed by a Party to the other Party (whether the same shall be known or unknown at the termination hereof, or whether the circumstances, events or basis of the same shall be known or unknown at the termination hereof) shall survive the termination of this Agreement.

12.            Accounting and Taxes.

               12.1 Consistent with Partnership Agreement. The accounting and tax service provided by Operator shall be consistent with the applicable provisions of Section 8 of the Partnership Agreement which are incorporated by reference herein as if set forth in full. Matters of tax policy for the Partnership shall be the responsibility of, and ultimately determined by the Management Committee in accordance with Section 8.6 of the Partnership Agreement.

13.            Law of the Contract and Arbitration.

               13.1 Law of the Contract. This Agreement shall be construed and interpreted under the laws of the State of Delaware, without regard to the principles of conflicts of laws.

               13.2 Arbitration.

                    13.2.1 In the event that the Parties are unable to agree on any of the matters set forth herein, either
                           Partnership or Operator may upon written notice prior to the commencement of legal proceedings related to such dispute call for submission of such matter to arbitration. The Party requesting arbitration shall set forth in such notice in adequate detail the issues to be arbitrated, and within ten (10) Days from the receipt of such notice, the other Party may set forth in adequate detail additional related issues to be arbitrated. If arbitration is invoked by either Party, the decision of the arbitrators shall be final and binding upon all parties.

                    13.2.2 It is the intent of the Parties that, to the extent practicable, such binding arbitration shall be conducted by a person knowledgeable and experienced in the type of matter that is the subject of the dispute. In the event the Parties are unable to agree upon such person, then each Party shall select a person that it believes has the qualifications set forth above as its designated arbitrator, and such arbitrators so designated shall mutually agree upon a similarly qualified third person to complete the arbitration panel, provided, however, that if one of the Parties fails to select its designated arbitrator as specified herein within thirty (30) Days of receiving written notice from the other Party that such other Party has selected its designated arbitrator, then the arbitration provided for herein shall be conducted by the one arbitrator so designated. In the event that the persons selected by the Parties are unable to agree on a third member of the panel within sixty (60) Days after their selection, such person shall be designated by the American Arbitration Association. Upon final selection of the entire panel, such panel shall, as expeditiously as possible, render a decision on the matter submitted for arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

                    13.2.3 Upon the determination of any such dispute, the
                           arbitrators shall bill the costs attributable to such binding arbitration to the Party whose position they determine is farthest away from the actual decision rendered; provided, however, that the arbitrators shall be empowered to apportion such cost between the Parties if they deem it appropriate.

                    13.2.4 It is the intent of the Parties that once arbitration is invoked by either Party pursuant to the provisions of this Section 13 that the matters set for arbitration be decided as set forth herein and they shall not seek to have this
                           Section 13 rendered unenforceable or to have such matter decided in any other way, provided, however, that nothing herein shall prevent the Parties from negotiating a settlement of any issue at any time.

14.            Force Majeure.

               14.1 Effect of Force Majeure. In the event that either
                    Partnership or Operator is rendered unable, by reason of an event of force majeure, as defined herein, to perform, wholly or in part, any obligation or commitment set forth in this contract, then upon such Party's giving notice and full particulars of such event as soon as practicable after the occurrence thereof, the obligations of both Parties, except for unpaid financial obligations arising prior to such event of force majeure, shall be suspended to the extent and for the period of such force majeure condition.

               14.2 Nature of Force Majeure. The term "force majeure" as
                    employed in this Agreement shall mean acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrests and restraint from rulers of people, interruptions by government or court orders, present and future valid orders, decisions or rulings of any government or regulatory entity having proper jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocations promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fire, storms, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, breakage or accident to machinery or lines of pipe, freezing of pipelines, inability to obtain or delays in obtaining easements or rights-of-way, the making of repairs or alterations to pipelines or plants, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the Party claiming force majeure.

               14.3 Non-Force Majeure Situations. Neither Operator nor
                    Partnership shall be entitled to the benefit of the provisions of Section 14.1 of this Agreement under the following circumstances:

                    14.3.1 To the extent that the failure was caused by the
                           Party claiming suspension having failed to remedy the condition by taking all reasonable acts, short of litigation, if such remedy requires litigation, and having failed to resume performance of such commitments or obligations with reasonable dispatch;

                    14.3.2 If the failure was caused by failure of the Party
                           claiming suspension to request or pay necessary funds in a timely manner, or with respect to the payment of any amounts then due hereunder;

                    14.3.3 To the extent that the failure was caused or
                           contributed to by the gross negligence or willful misconduct of the Party claiming suspension.

               14.4 Resumption of Normal Performance. Should there be an event of force majeure affecting performance hereunder, the Parties shall cooperate to take all reasonable steps to remedy such event with all reasonable dispatch to insure resumption of normal performance.

               14.5 Strikes and Lockouts. Settlement of strikes and lockouts shall be entirely within the discretion of the party affected, and the requirement in Sections 14.3.1 and 14.4 of this Agreement that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the party having such difficulty.

15.            General.

               15.1 Effect of Agreement. This Agreement and the Partnership
                    Agreement reflect the whole and entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof. This Agreement can be amended, restated or supplemented only by the written agreement of the Operator and the Partnership.

               15.2 Notices. Unless otherwise specifically provided in this
                    Agreement, any written notice or other communication shall be sufficiently given or shall be deemed given on the fifth
                    (5th) business day following the date on which the same is mailed by registered or certified mail, postage prepaid, addressed:

                    15.2.1 if to the Operator, to President, Iroquois Pipeline
                           Operating Company, One Corporate Drive, Suite 600, Shelton, CT 06484, or such other person and/or address as may be designated from time to time by written notice to Partnership.

                    15.2.2 if to Partnership, to each of the Partners as set
                           forth in Section 13.2.1 of the Partnership Agreement or to such other Person and/or address as may be designated from time to time by any

                           Partner by written notice to Operator. Any Partner may request that additional copies of notices be given to an Affiliate of such Partner at such address as is designated by such Partner by written notice to Operator; provided, however, that any failure to give such notice shall not affect the validity of any notice given to any Partner or the Partnership in accordance with this Section 15.2. Operator agrees to give such notice to any such Affiliate.

               15.3 Counterparts. This Agreement may be executed in
                    counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               15.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

               15.5 Waiver. No waiver by any Party of any default by any other
                    Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from, performance of any other provision, condition or requirement herein, nor shall such waiver be deemed to be a waiver of, or in any manner a release of, the other Party from future performance of the same provision, condition or requirement. Any delay or omission of any Party to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. No waiver of a right created by this Agreement by one Party shall constitute a waiver of such right by the other Party except as may otherwise be required by law with respect to Persons not parties hereto. The failure of one Party to perform its obligations hereunder shall not release the other Party from the performance of such obligations.

               15.6 Assignability. This Agreement shall not be assigned by either Partnership or Operator, without the written consent of the other, which consent shall not be unreasonably withheld by either Party, provided, however, that either Party may assign this Agreement to a corporation which is an Affiliate of the transferor on the same terms and conditions specified in Section 11.3.1 of the Partnership Agreement for a transfer by a Partner of its interest in the Partnership Agreement, which provisions are incorporated herein by reference as if set out in full (the Party which is not seeking to transfer its interest in the Operating Agreement shall determine whether the conditions set forth in Sections 11.3.1(a) and (b) have been satisfied), and further provided that the licenses granted by the individual Partners in
                    Section 7.3 of this Agreement shall not be subject to assignment. Any assignment hereunder shall be effective on the first

                    Day of the Month following the month during which the assignment is completed. This Agreement and all of the obligations and rights herein established shall extend to and be binding upon and shall inure to the benefit of the respective successors and assigns of the respective Parties hereto.

               15.7 References to Money. All references in this Agreement to, and transactions hereunder in, money shall be to or in Dollars of the United States of America.

               15.8 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

               15.9 Third Persons. Except as contemplated herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a Party hereto any rights or remedies under or by reason of this Agreement.

               15.10 Laws and Regulatory Bodies. This Agreement and the
                     obligations of the Parties hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of governmental authorities having jurisdiction shall control.

               15.11 Remedies Cumulative. Remedies provided under the provisions of this Agreement shall be cumulative and, except as to the agreement for binding arbitration contained in Section 13 hereof, shall be in addition to the remedies provided by law or in equity.

               15.12 Conflicts. In the event there is any conflict between this
                     Agreement and any schedule or subsequent agreement referred to herein, the provisions hereof shall be deemed controlling, except in the event of a conflict with the Partnership Agreement, in which event the Partnership Agreement shall be deemed controlling.

               15.13 Approval of Partnership or Management Committee. Unless
                     otherwise specified, when the approval or other action of the Partnership is required under this Agreement such requirement shall be deemed to require approval of the Management Committee pursuant to the provisions of Section 9 of the Partnership Agreement, provided, however, that, if the Operator or an Operator Affiliate is a Partner, approval of actions to be taken by the Partnership against or with respect to the Operator under Sections 5.3, 5.5, 10.1.2, 13.2.1, 13.2.2 of this Agreement shall require approval by vote of 65 percent or more of the total Percentage Interests of the Partners (voting individually and not as members of any bloc) other than: (i) the Operator or its Affiliate and (ii) any Partner which is, or the Affiliate of which is, a subcontractor of the Operator under this Agreement. It is not intended that ownership of the Operator by the Partnership shall cause any Partner to be deemed to be an Affiliate of the Operator for any purpose hereunder or otherwise. Unless otherwise specified, when approval or other action of the Management Committee is required under this Agreement, Section 9 of the Partnership Agreement shall govern such approval.

               15.14 Operator's Office. Operator may select the location of its office or offices to perform its obligations hereunder.

               15.15 Section Numbers. Unless otherwise indicated, references to
                     Section numbers are to Sections of this Agreement.

              IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Agreement to be executed by their duly authorized representatives as of this 28th day of February, 1997.



                                       OPERATOR

                                       IROQUOIS PIPELINE OPERATING COMPANY



                                       By:
                                          -----------------------------------



                                       By:
                                          -----------------------------------


                                       IROQUOIS GAS TRANSMISSION SYSTEM, L.P.


                                       By each of its Partners:


                                       ALENCO IROQUOIS PIPELINES INC.



                                       By:
                                          -----------------------------------



                                       NORTHEAST TRANSMISSION CO.



                                       By:
                                          -----------------------------------


                                       TEN TRANSMISSION COMPANY




                                        By:
                                          -----------------------------------

                                        NJNR PIPELINE COMPANY




                                        By:
                                          -----------------------------------


                                        JMC-IROQUOIS, INC.



                                        By:
                                          -----------------------------------


                                        LILCO ENERGY SYSTEMS, INC.



                                        By:
                                          -----------------------------------


                                        ANR NEW ENGLAND PIPELINE COMPANY



                                        By:
                                          -----------------------------------


                                        ANR IROQUOIS, INC.



                                        By:
                                          -----------------------------------


                                        CNG IROQUOIS, INC.



                                        By:
                                          -----------------------------------

                                        TRANSCANADA IROQUOIS LIMITED




                                        By:
                                          -----------------------------------